Exhibit 4.1

AVISTA CORPORATION
TO
CITIBANK, N.A.
As Successor Trustee under
Mortgage and Deed of Trust,
dated as of June 1, 1939
________________________
Fifty-eighth Supplemental Indenture
Providing among other things for a series of bonds designated
“First Mortgage Bonds, 4.37% Series due 2045”
Due December 1, 2045
________________________
Dated as of December 1, 2015

FIFTY-EIGHTH SUPPLEMENTAL INDENTURE
THIS INDENTURE, dated as of the 1st day of December, 2015, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street, 14th Floor, New York, New York 10013 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “Fifty-eighth Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.
WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Original Mortgage, as theretofore supplemented and amended) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and
WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and
WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto and amendatory thereof, and has issued the series of bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Fifty-seventh Supplemental Indentures and, if the context shall so require, as to be supplemented by this Fifty-eighth Supplemental Indenture, being herein sometimes called the “Mortgage”); and
WHEREAS the Original Mortgage and the First through Fifty-sixth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the First through Fifty-seventh Supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and
WHEREAS the Fifty-seventh Supplemental Indenture, dated as of December 1, 2014, has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in Exhibit B hereto; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of Montana and Oregon; and
WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and
WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and
WHEREAS Section 120 of the Original Mortgage, as heretofore amended, provides that, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Original Mortgage for various purposes set forth therein, including, without limitation, to cure ambiguities or correct defective or inconsistent provisions or to make other changes therein that shall not adversely affect the interests of the holders of bonds of any series in any material respect or to establish the form or terms of bonds of any series as contemplated by Article II; and
WHEREAS the Company now desires to create a new series of bonds; and
WHEREAS Section 8 of the Original Mortgage, as heretofore amended, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company or by Treasurer’s Certificate, or shall be set forth in an indenture supplemental to the Original Mortgage; that the form of such series, as so established, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Company may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and
WHEREAS the execution and delivery by the Company of this Fifty-eighth Supplemental Indenture and the terms of the Bonds of the Fifty-ninth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Fifty-eighth Supplemental Indenture a valid, binding and legal instrument have been performed;
NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:
All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.
The Company hereby acknowledges that, as of the date of this Fifty-eighth Supplemental Indenture, the real property located in the State of Washington, taken as a whole, that is so conveyed or intended to be so conveyed under the Mortgage is not used principally for agricultural purposes.
The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in

Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.
TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date of the Original Mortgage (except any in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.
PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation of the Mortgage namely:  (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Fifty-eighth Supplemental Indenture being supplemental to the Mortgage.
AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:
ARTICLE I

Fifty-ninth Series of Bonds
SECTION 1. (I)    There shall be a series of bonds designated “First Mortgage Bonds, 4.37% Series due 2045” (herein sometimes referred to as the “Bonds of the Fifty-ninth Series”), each of which shall also bear the descriptive title First Mortgage Bond and the form thereof is set forth on Exhibit D hereto. The Bonds of the Fifty-ninth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided.
(II)    The Bonds of the Fifty-ninth Series shall have the following terms and characteristics:
(a)    the Bonds of the Fifty-ninth Series shall be limited in aggregate principal amount to $100,000,000 (except for Bonds of such series authenticated and delivered upon transfer of or in exchange for, or in lieu of, other Bonds of such series);
(b)    the principal of Bonds of the Fifty-ninth Series shall (unless theretofore paid) be payable on the Stated Maturity Date (as hereinafter defined);
(c)    the Bonds of the Fifty-ninth Series shall bear interest at the rate of four and thirty-seven one hundredths percentum (4.37%) per annum; interest on such Bonds shall accrue from and including December 16, 2015, except as otherwise provided in the form of bond attached hereto as Exhibit D; interest on such Bonds shall be payable on each Interest Payment Date and at Maturity (as each of such terms is hereinafter defined); and interest on such Bonds during any period for which payment is made shall be computed on the basis of a 360-day year consisting of twelve 30-days months;

(d)    the principal of and premium, if any, and interest on each Bond of the Fifty-ninth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Fifty-ninth Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on the Record Date (as hereinafter defined) next preceding each Interest Payment Date; provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and, provided, further, that, so long as any Bond of the Fifty-ninth Series shall be held by (i) the original purchaser thereof under the Bond Purchase Agreement (as hereinafter defined) or (ii) any other Institutional Investor (as hereinafter defined) that (A) is the direct or indirect transferee of such Bond from such original purchaser and (B) has made the same agreement relating to such Bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on such Bond of the Fifty-ninth Series shall be payable in the manner specified in the Bond Purchase Agreement.
(e)    (i)    Prior to the Par Call Date (as hereinafter defined), the Bonds of the Fifty-ninth Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to the greater of
(A)    100% of the principal amount of the Bonds being redeemed, and
(B)    the sum of the present values of the remaining scheduled payments of principal of and interest (not including any portion of any scheduled payment of interest which accrued prior to the redemption date) on the Bonds being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, plus, in the case of either (A) or (B) above, whichever is applicable, accrued interest on such Bonds to the date of redemption.
(ii)    On or after the Par Call Date, the Bonds of the Fifty-ninth Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued interest on such Bonds to the date of redemption.
(f)    (i)    “Par Call Date” means June 1, 2045.

(ii)    “Treasury Yield” means, with respect to any redemption of Bonds of the Fifty-ninth Series, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price. The Treasury Yield shall be calculated as of the third business day preceding the earlier of (A) the date notice of redemption is mailed to holders of Bonds of the Fifty-ninth Series and (B) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the “Calculation Date”).
(iii)     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the Fifty-ninth Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.
(iv)    “Comparable Treasury Price” means (A) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the Calculation Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank of New York or (B) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for the Calculation Date.
(v)    “H.15(519)” means the weekly statistical release entitled “Statistical Release H.15 (519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.
(vi)    “H.15 Daily Update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.
(vii)    “Independent Investment Banker” means any independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.
(viii)    “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the Calculation Date).
(ix)    “Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.
(g)    If less than all of the outstanding Bonds of the Fifty-ninth Series are to be redeemed, the principal amount to be redeemed shall be prorated among all of the holders of such Bonds in the proportion that their respective holdings bear to the aggregate principal amount of such Bonds outstanding on the date of selection. The portion of any Bond to be redeemed shall be in the principal amount of $1,000 or an integral multiple thereof and such rounding allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bond and the portions thereof so selected for redemption.
(h)    Except as provided in this subsection (II) of Section 1, the Bonds of the Fifty-ninth Series shall not be redeemable prior to the Stated Maturity Date.
(III)    (a)    At the option of the registered owner, any Bonds of the Fifty-ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations.
The Bonds of the Fifty-ninth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Upon any exchange or transfer of Bonds of the Fifty-ninth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Original Mortgage, but the Company hereby waives any right to make a charge in addition thereto or any exchange or transfer of Bonds of the Fifty-ninth Series; provided, however, that the Company shall not be required to make any transfer or exchange of any Bonds of the Fifty-ninth Series for a period of 10 days next preceding any selection of such Bonds for redemption, nor shall it be required to make transfers or exchange of any Bonds of the Fifty-ninth Series which shall have been selected for redemption in whole or in part.
Unless and until the Company shall have delivered to the Trustee a written order to the contrary, the Bonds of the Fifty-ninth Series shall bear a legend as to restrictions on transfer substantially as set forth below:
The Bonds evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, pledged or otherwise transferred in contravention of the Securities Act.
(IV)    For all purposes of this Fifty-eighth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms listed below, when used with respect to the Bonds of the Fifty-ninth Series, shall have the meanings specified below:

“Bond Purchase Agreement” means the Bond Purchase Agreement, dated October 20, 2015, between the Company and the purchasers listed on Schedule A thereto.
“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.
“Institutional Investor” means (a) any original purchaser of a Bond of the Fifty-ninth Series, (b) any holder of a Bond of the Fifty-ninth Series holding (together with one or more of its affiliates) more than $1,000,000 in aggregate principal amount of the Bonds of the Fifty-ninth Series, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
“Interest Payment Date” means June 1 and December 1 in each year, commencing June 1, 2016.
“Maturity” means the date on which the principal of the Bonds of the Fifty-ninth Series becomes due and payable, whether at the Stated Maturity Date, upon redemption or acceleration, or otherwise.
“Record Date”, with respect to any Interest Payment Date, means the close of business on the seventh Business Day preceding such Interest Payment Date.
“Stated Maturity Date” means December 1, 2045.
(V)    Notwithstanding the provisions of Section 106 of the Original Mortgage, as amended, the Company shall not cause any Bonds of the Fifty-ninth Series, or any portion of the principal amount thereof, to be deemed to have been paid as provided in such Section and its obligations in respect thereof to be deemed to be satisfied and discharged prior to the Maturity thereof unless the Company shall deliver to the Trustee either:
(a)    an instrument wherein the Company, notwithstanding the effect of Section 106 of the Original Mortgage, as amended, in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional government obligations (meeting the requirements of Section 106), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Section 106; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent accountant showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or
(b)    an Opinion of Counsel to the effect that the holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.
(VI)    Anything in this Fifty-eighth Supplemental Indenture or the Bonds of the Fifty-ninth Series to the contrary notwithstanding, any payment of principal of or premium, if any, or interest on any Bond of the Fifty-ninth Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided, however, that if the Maturity date of any Bond is a date other than a Business Day, the payment otherwise due at Maturity shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
(VII)    The Bonds of the Fifty-ninth Series shall have such further terms as are set forth in Exhibit D hereto. If there shall be a conflict between the terms of the form of bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law.
ARTICLE II

Outstanding Bonds
Upon the delivery of this Fifty-eighth Supplemental Indenture, Bonds of the Fifty-ninth Series in an aggregate principal amount of $100,000,000 are to be issued and will be Outstanding, in addition to $1,836,700,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Fifty-eighth Supplemental Indenture.
ARTICLE III

Prospective Amendments
SECTION 1. Each initial and subsequent owner of Bonds of the Fifty-ninth Series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to:
(I)    the amendment of the generic description of property contained in the primary granting clause in the Original Mortgage to remove therefrom the words “all motor vehicles and automobiles”, the text of such primary granting clause, as so proposed to be amended, being set forth on Exhibit E(1) hereto;

(II)    the amendment of the proviso following the aforesaid primary granting clause that contains a list of categories of property that are excepted from the lien of the Mortgage to add references to various additional categories of property to be so excepted, the text of such proviso, as so proposed to be amended, being set forth in Exhibit E(2) hereto; and
(III)    the amendment of the first paragraph of Section 4 of the Original Mortgage to delete therefrom the words “vehicles, automobiles”, and to make a clarifying change, the text of such paragraph, as so proposed to be amended, being set forth in Exhibit E(3) hereto.
SECTION 2. Upon the effectiveness of the amendments to the Original Mortgage described in Section 1 above, each granting clause contained in an indenture supplemental to the Original Mortgage that contains the words “all motor vehicles and automobiles”, including without limitation the granting clause contained in this Fifty-eighth Supplemental Indenture, and each proviso listing categories of property that are excepted from the lien of the Mortgage contained in any such supplemental indenture, including without limitation the proviso contained in this Fifty-eighth Supplemental Indenture, shall be deemed to have been amended to remove such words therefrom.
SECTION 3. Upon the effectiveness of the amendments to the Mortgage described in Sections 1 and 2 above, property of the character of automobiles and other motor vehicles shall no longer be subject to the lien of the Mortgage, and the Trustee shall execute and deliver to or upon the order of the Company such instruments or other documents as, in the judgment of the Company, shall be necessary, desirable or appropriate to evidence that such property is no longer subject to such lien.
SECTION 4. In connection with the amendments described in Sections 1 and 2 above, the Company represents and warrants that, as of the date of the execution and delivery of this Fifty-eighth Supplemental Indenture, none of its Funded Property consists of property of the character of automobiles or other vehicles and covenants that, on and after such date, no property of the character of automobiles or other vehicles will be included in Property Additions certified as the basis for the authentication and delivery of bonds, the release of property, the withdrawal of cash or any other purpose under the Mortgage.
ARTICLE IV

Miscellaneous Provisions
SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Fifty-eighth Supplemental Indenture, have the meanings specified in the Original Mortgage.
SECTION 2.     The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage shall apply to and form part of this Fifty-eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-eighth Supplemental Indenture.
SECTION 3.     Whenever in this Fifty-eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 4.     Nothing in this Fifty-eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto, the holders of the Bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds Outstanding under the Mortgage.
SECTION 5.     This Fifty-eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
SECTION 6.     The titles of the several Articles of this Fifty-eighth Supplemental Indenture shall not be deemed to be any part thereof.
________________________

IN WITNESS WHEREOF, on the 16th day of December, 2015, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 16th day of December, 2015, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

By:	/s/ MARK T. THIES
	Name:	Mark T. Thies
	Title:	Senior Vice President and Chief Financial Officer
Attest:

/s/ SUSAN Y. FLEMING
Name:	Susan Y. Fleming
Title:	Assistant Corporate Secretary
Executed, sealed and delivered
by AVISTA CORPORATION
in the presence of:

/s/ RICHARD N. STEVENS
Name:	Richard N. Stevens

/s/ LAUREN C. PENDERGRAFT
Name:	Lauren C. Pendergraft

[Signature Page to Supplemental Indenture]

CITIBANK, N.A., AS TRUSTEE

By:	/s/ KAREN SCHLUTER
	Name:	Karen Schluter
	Title:	Vice President

Attest:

/s/ DANNY LEE
Name:	Danny Lee
Title:	Vice President

Executed, sealed and delivered
by CITIBANK, N.A.,
as trustee, in the presence of:

/s/ CIRINO EMANUELE
Name:	Cirino Emanuele
Title:	Vice President

/s/ JOHN HANNON
Name:	John Hannon
Title:	Vice President

[Signature Page to Supplemental Indenture]

STATE OF WASHINGTON )
) ss.:
COUNTY OF SPOKANE    )
On the 16th day of December, 2015, before me personally appeared Mark T. Thies, to me known to be a Senior Vice President and the Chief Financial Officer of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.
On the 16th day of December, 2015, before me, a Notary Public in and for the State and County aforesaid, personally appeared Mark T. Thies, known to me to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ DEBBIE DEUBEL
Notary Public

DEBBIE DEUBEL
Notary Public
State of Washington
Commission Expires May 9, 2017

STATE OF NEW YORK    )
) ss.:
COUNTY OF NEW YORK    )
On the 16th day of December, 2015 before me personally appeared Karen Schluter, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that she was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.
On the 16th day of December, 2015, before me, a Notary Public in and for the State and County aforesaid, personally appeared Karen Schluter, known to me to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ NOREEN SANTOS
Notary Public
State of New York
Commission Expires September 27, 2018

EXHIBIT A
MORTGAGE, SUPPLEMENTAL INDENTURES
AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
First	October 1, 1952	2	3-1/2% Series due 1982 (changed to 3-3/4% in Twelfth Supplemental Indenture)	30,000,000	None
Second	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
Third	December 1, 1955		None
Fourth	March 15, 1957		None
Fifth	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
Sixth	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
Seventh	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
Eighth	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
Ninth	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
Tenth	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
Eleventh	March 1, 1965	10	4-5/8% Series due 1995	10,000,000	None
Twelfth	May 1, 1966		None
Thirteenth	August 1, 1966	11	6 % Series due 1996	20,000,000	None
Fourteenth	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
Fifteenth	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
Sixteenth	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
Seventeenth	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
Eighteenth	June 1, 1980		None
Nineteenth	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Twentieth	August 1, 1982	17	15-3/4% Series due 1990-1992	60,000,000	None
Twenty-First	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
Twenty-Second	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
Twenty-Third	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
Twenty-Fourth	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
Twenty-Fifth	October 1, 1989	22 23	7-1/8% Series due 2013 7-2/5% Series due 2016	66,700,000 17,000,000	None None
Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	36,000,000
Twenty-Seventh	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	None
Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	None
Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
Thirty-first	May 1, 2003	29	Collateral Series due 2004	245,000,000	None
Thirty-second	September 1, 2003	30	6.125% Series due 2013	45,000,000	None
Thirty-third	May 1, 2004	31	Collateral Series due 2005	350,000,000	None
Thirty-fourth	November 1, 2004	32	5.45% Series due 2019	90,000,000	90,000,000
Thirty-fifth	December 1, 2004	33	Collateral Series 2004A	88,850,000	25,000,000
Thirty-sixth	December 1, 2004	34 35	Collateral Series 2004B Collateral Series 2004C	66,700,000 17,000,000	None None
Thirty-seventh	December 1, 2004	36	Collateral Series 2004D	350,000,000	None
Thirty-eighth	May 1, 2005	37	Collateral Series 2005B	66,700,000	None
		38	Collateral Series 2005C	17,000,000	None
Thirty-ninth	November 1, 2005	39	6.25% Series due 2035	100,000,000	100,000,000

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
				50,000,000	50,000,000
Fortieth	April 1, 2006	40	Collateral Series due 2011	320,000,000	None
Forty-first	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000
Forty-second	April 1, 2008	42	5.95% Series due 2018	250,000,000	250,000,000
Forty-third	November 1, 2008	43	Collateral Series 2008A	200,000,000	None
Forty-fourth	December 1, 2008	44	7.25% Series due 2013	30,000,000	None
Forty-fifth	December 1, 2008	45	Collateral Series 2008B	17,000,000	None
Forty-sixth	September 1, 2009	46	5.125% Series due 2022	250,000,000	250,000,000
Forty-seventh	November 1, 2009	47	Collateral Series 2009A	75,000,000	None
Forty-eighth	December 1, 2010	48 49	Collateral Series 2010A Collateral Series 2010B	66,700,000 17,000,000	66,700,000 17,000,000
Forty-ninth	December 1, 2010	50 51	3.89% Series due 2020 5.55% Series due 2040	52,000,000 35,000,000	52,000,000 35,000,000
Fiftieth	December 1, 2010	52	1.68% Series due 2013	50,000,000	None
Fifty-first	February 1, 2011	53	Collateral Series 2011A	400,000,000	None
Fifty-second	August 1, 2011		None
Fifty-third	December 1, 2011	54	4.45% Series due 2041	85,000,000	85,000,000
Fifty-fourth	November 1, 2012	55	4.23% Series due 2047	80,000,000	80,000,000
Fifty-fifth	August 1, 2013	56	Collateral Series 2013A	90,000,000	90,000,000
Fifty-sixth	April 1, 2014	57	Collateral Series 2014A	400,000,000	400,000,000
Fifty-seventh	December 1, 2014	58	4.11% Series due 2044	$60,000,000	$60,000,000
TOTAL OUTSTANDING					$1,836,700,000

EXHIBIT B
FILING AND RECORDING OF
FIFTY-SEVENTH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

				Financing Statement
State	Office of		Date	Document Number
Washington	Secretary of State		1/14/15	2015-014-3629-3
Idaho	Secretary of State		1/12/15	B 2015-1150671-0
Montana	Secretary of State		1/12/15	150112676220
Oregon	Secretary of State		1/13/2015	90340573

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records

			Document
County	Office of	Date	Number	Book	Page
Washington
Adams	Auditor	1/6/15	309037	N/A	N/A
Asotin	Auditor	1/6/15	343454	N/A	N/A
Benton	Auditor	1/8/15	2015-000555	N/A	N/A
Douglas	Auditor	1/7/15	3183162	N/A	N/A
Ferry	Auditor	1/6/15	0284467	N/A	N/A
Franklin	Auditor	1/6/15	1823730	N/A	N/A
Garfield	Auditor	1/6/15	20150011	N/A	N/A
Grant	Auditor	1/14/15	1342617	N/A	N/A
Klickitat	Auditor	1/8/15	1111298	N/A	N/A
Lewis	Auditor	1/7/15	3424954	N/A	N/A
Lincoln	Auditor	1/6/15	2015 0468782	110	1610
Pend Oreille	Auditor	1/6/15	20150320447	N/A	N/A
Skamania	Auditor	1/8/15	2015000032	N/A	N/A
Spokane	Auditor	1/6/15	6362994	N/A	N/A
Stevens	Auditor	1/7/15	2015 0000114	N/A	N/A
Thurston	Auditor	1/7/15	4424405	N/A	N/A
Whitman	Auditor	1/6/15	727437	N/A	N/A

Idaho
Benewah	Recorder	1/6/15	270283	N/A	N/A
Bonner	Recorder	1/6/15	868667	N/A	N/A
Boundary	Recorder	9/17/15	265016	N/A	N/A
Clearwater	Recorder	1/6/15	225758	N/A	N/A
Idaho	Recorder	1/6/15	497746	N/A	N/A
Kootenai	Recorder	1/8/15	2482653000	N/A	N/A
Latah	Recorder	1/6/15	569806	N/A	N/A

B-1

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records

			Document
County	Office of	Date	Number	Book	Page
Idaho (cont.)
Lewis	Recorder	1/6/15	143042	N/A	N/A
Nez Perce	Recorder	1/6/15	827413	N/A	N/A
Shoshone	Recorder	1/6/15	479783	N/A	N/A

Montana
Big Horn	Clerk & Recorder	1/26/15	349957	134	555
Broadwater	Clerk & Recorder	1/8/15	172336	160	290
Golden Valley	Clerk & Recorder	1/12/15	82010	M	17491
Meagher	Clerk & Recorder	1/8/15	142007	N/A	N/A
Mineral	Clerk & Recorder	1/12/15	113340	N/A	N/A
Rosebud	Clerk & Recorder	3/3/15	0114306	145MG	871-900
Sanders	Clerk & Recorder	1/7/15	81749	N/A	N/A
Stillwater	Clerk & Recorder	1/8/15	360696	N/A	N/A
Treasure	Clerk & Recorder	1/7/15	82725	21	471
Wheatland	Clerk & Recorder	1/7/15	108413	M	25930-25959
Yellowstone	Clerk & Recorder	1/8/15	3728449	N/A	N/A

Oregon
Douglas	Recorder	1/7/15	2015-000202	N/A	N/A
Jackson	Recorder	1/8/15	2015-000537	N/A	N/A
Josephine	Recorder	1/9/15	2015-000266	N/A	N/A
Klamath	Recorder	1/8/15	2015-000182	N/A	N/A
Morrow	Recorder	1/9/15	2015-35354	N/A	N/A
Union	Recorder	1/7/15	20150039	N/A	N/A
Wallowa	Recorder	1/7/15	00072216	N/A	N/A

B-2

EXHIBIT C
PROPERTY ADDITIONS
First
ADDITIONAL UNDEVELOPED OR ONLY PARTIALLY DEVELOPED POWER SITES of the Company, including all dams, reservoirs, flumes, raceways, diversion works, head works, waterways, buildings and other works and structures forming a part of or appertaining to said sites, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction therewith, and the generating plants to be constructed on said sites, or any of them, including all prior houses, buildings and other works and structures forming part of or appertaining to said generating plants, or any of them, and all fuel delivery equipment, including gas mains, services, meters, regulatory and general equipment, poles, wires, transformers, switches and all other property, real, personal and mixed, forming part of or used, occupied or enjoyed in connection with or in anywise appertaining to said generating plants, and all other of the Company’s real estate and interests therein, rights in respect of or relating to fuel, water, machinery, equipment, appurtenances, supplies, franchise, licenses, permits and other rights and other property forming a part of or appertaining to said sites, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction therewith, including the following, situated in the State of Idaho:

(1)
Kootenai County, Idaho: “Greensferry”; Property No. I-K-262; Grantor: JHM Investments, LLC; Lot 2, Block 1, ENERGY ADDITION TO RATHDRUM, and That portion of the NW1/4 of Section 11, Township 51 North, Range 5 West, and Lots 1 through 13, Plat 1, Greenacres Irrigation District being situated in the East ½ of Section 2, Township 51 North, Range 5 West and Those portions of the SW1/4 and the W1/2 of the SE1/4 of Section 2, Township 51 North, Range 5 West, Boise Meridian, Kootenai County, Idaho which lies Southeasterly of a line measured at right angles 1,000.0 feet distant Southeasterly from and parallel to the center line of the right of way of the North Pacific Railway Company.

Second

THE ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATION SITES of the Company, in the State of Washington, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the Company on which the same are situated and all of the Company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Washington, to wit:

(1)
Lincoln County, Washington: “Harrington Substation”; Property No. WA-22- 038; Grantor: City of Harrington; A parcel of land lying in the NE1/4NW1/4 of Section 22, Township 23 North, Range 36 East, Situate in Lincoln County, Washington.

Third

BUSINESS OFFICE(S) AND/OR MISCELLANEOUS REAL ESTATE, in the State of Washington, to wit:

(1)
Spokane County, Washington: “Ross Park Expansion”; Property No. WA-32-004; Grantor: Eric W. Houchin; Lot 12, Hole’s Subdivision of Block 13 Ross Park, According to plat recorded in Volume “D” of plats, Page 78, Situate in the City of Spokane, County of Spokane, State of Washington

(2)
Spokane County, Washington: “Ross Park Expansion”; Property No. WA-32-004; Grantor: David K. and Perry J. Gomes; Lot 8, Hole’s Subdivision of Block 13 Ross Park, According to plat recorded in Volume “D” of plats, Page 78, Situate in the City of Spokane, County of Spokane, State of Washington

(3)
Spokane County, Washington: “Ross Park Expansion”; Property No. WA-32-004; Grantor: Estate of Brett P. Chapman, deceased and Kasi L. Chapman; Lot 4, Hole’s Subdivision of Block 13 Ross Park, According to plat recorded in Volume “D” of plats, Page 78, Situate in the City of Spokane, County of Spokane, Washington

(4)
Spokane County, Washington: “Ross Park Expansion”; Property No. WA-32-004; Grantor: Robert B. and Stefanie E. Pettit; Lot 6, Hole’s Subdivision of Block 13 Ross Park, According to plat recorded in Volume “D” of plats, Page 78, Situate in the City of Spokane, County of Spokane, Washington, Except the East 12 Feet

(5)
Spokane County, Washington: “Ross Park Expansion”; Property No. WA-32-004; Grantor: Vicki L. Codd and Janet L. Mogensen and Bonnie J. Segar; Lot 1, Hole’s Subdivision of Block 13 Ross Park, According to plat recorded in Volume “D” of plats, Page 78, Situate in the City of Spokane, County of Spokane, Washington

(6)
Spokane County, Washington: “Ross Park Expansion”; Property No. WA-32-004; Grantor: Douglas E. Griffin; Lot 7, Hole’s Subdivision of Block 13 Ross Park, According to plat recorded in Volume “D” of plats, Page 78, Situate in the City of Spokane, County of Spokane, Washington

(7)
Spokane County Washington: “Dollar Road Expansion”; Property No. WA 32-010; Grantor: Randy L. Zutter; The North 65 Feet of Tract 204 of Orchard Avenue Addition, as per plat thereof recorded in Volume “M” of plats, Page 24, Situate in the City of Spokane Valley, County of Spokane, State of Washington

(8)
Spokane County, Washington: “Ross Park Expansion”; Property No. WA-32-004; Grantor: Laura M. Dale: Lot 7 of Wilkinson’s Subdivision of part of Block 12 of Ross Park Addition, as per plat thereof recorded in Volume 3 of plats, Page 63, Situate in the City of Spokane, County of Spokane, State of Washington.

(9)	Spokane County, Washington: “Ross Park Expansion”; Property No. WA-32-004; Grantor: Kenneth R. Hill: Lot 6 of Wilkinson Subdivision of Part of Block 12 of Ross

Park Addition as per plat thereof Recorded in Volume 3 of plats, Page 63. Situate in the City of Spokane, County of Spokane, State of Washington.

(10)
Spokane County, Washington: “Dollar Road Expansion”; Property No. WA-32-010; Grantor: Jason Pace and Michell D. Pace: Tract 208, Orchard Avenue, according to plat recorded in Volume “M” of plats, page 24, in the City of Spokane Valley, Spokane County, Washington.

(11)
Spokane County, Washington: “Dollar Road Expansion”; Property No. WA-32-010; Grantor: Lawrence J. Jerrow: The South 50.002 feet of Tract 203,Orchard Avenue, According to plat recorded in Volume “M” of plats, page 24, In the City of Spokane Valley, Spokane County, Washington

(12)
Spokane County, Washington: “AAA Building”; Property No. WA-32-037.1; Grantor: AAA Washington: Lots 1-12, Inclusive, Block 15 and Lot 7 and all of Lot 8, Block 16, Cannon’s Addition according to plat recorded in Volume “B” of plats, page 52.

(13)
Spokane County, Washington: “Dollar Road Expansion”; Property No. WA-32-010; Grantor: Constantin Samoilov: That portion of Tracts 15 and 16 of First Addition to Orchard Park, according to plat recorded in Volume “E” of plats at page 47, in the City of Spokane Valley, Spokane County, Washington.

(14)
Spokane County, Washington: “New Deer Park Service Center”;Property No. WA-32- 007; Grantor: Deer Park Country Club; A portion of the SE1/4SE1/4 of Section 36, Township 29 North, Range 42 East, Situated in the City of Deer Park, County of Spokane, State of Washington.

(15)
Spokane County, Washington: “Dollar Road Expansion”; Property No. WA-32-010; Grantor: Jonathan Heyn; Tract 204, Orchard Avenue, as per plat recorded in Volume “M” of plats. Page 24, Records of Spokane County, Except the North 65 Feet thereof, Situate in the City of Spokane Valley, County of Spokane, State of Washington.

(16)
Spokane County, Washington: “Dollar Road Expansion”; Property No, WA-32-010; Grantor: Kreig L. and Bonnie L. Knutson; The North 82.38 feet of Tract 203, Orchard Avenue Addition, as per plat recorded in Volume “M” of plats, Page 24, in the City of Spokane Valley, Spokane County, Washington.

(17)
Spokane County, Washington: “Dollar Road Expansion”; Property No. WA-32-010; Grantor: Alice J. Munson; Tract 207 of Orchard Avenue Addition, as per plat recorded in volume M of plats, pages 24 and 25, situate in the City of Spokane Valley, County of Spokane, State of Washington.

(18)
Stevens County, Washington: “Long Lake HED”; Property No, WA-33-257; Grantor: Bradley K. and Judy J. Ritz and Daniel W. Davis; Government Lot 3 of Section 14, Township 27 North, Range 40 East, W.M., in Stevens County Washington.

(19)	Stevens County, Washington: “Long Lake HED”; Property No. WA-33-257; Grantor: Jeanine A. Pipella and Raymond A. Pipella;Tract 13, Sunset Recreational Tracts,

according to plat thereof recorded August 20,1968, under Auditor’s file no. 391012, in Stevens County, Washington.

Fourth

ADDITIONAL PROTECTION, MITIGATION AND ENHANCEMENT PROPERTY of the Company, real, personal, or mixed, acquired, constructed and/or installed in, on, under and/or proximate to the Company’s hydroelectric generation developments for the purpose of protecting and/or enhancing wildlife (including fish and aquatic life), botanical life and/or wetlands, and/or mitigating any harm or damage thereto, and all other property, real, personal or mixed, used or enjoyed or capable of being used or enjoyed in conjunction therewith, including, but not limited to, the following in the State of Montana to wit:

(1)
Sanders County, Montana: “Cabinet Gorge Mitigation”; Property No. MT-35-251; Grantor: Judith Hutchins; That part of the NE1/4SE1/4 and Lot 6, lying on the Northerly side of the described line and South of the Right of Way of State Highway No. 10 alternate, also that part of Lot 1, Section 26, Township 27 North, Range 34 West, P.M.M., Sanders County, Montana, Lying North of the described line and South of the Right of Way of State Highway No. 10 Alternate

EXHIBIT D
(Form of Bond)
PPN: _______
AVISTA CORPORATION
First Mortgage Bond, 4.37% Series due 2045

REGISTERED	REGISTERED

NO. _________________	$_______________

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to
, or registered assigns, on December 1, 2045 (the “Stated Maturity Date”)
DOLLARS
and to pay the registered owner hereof interest thereon semi-annually in arrears on June 1 and December 1 in each year (each such date, an “Interest Payment Date”), commencing June 1, 2016, and at Maturity (as hereinafter defined), at the rate of four and thirty-seven one hundredths percentum (4.37%) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company’s obligation with respect to the payment of such principal shall have been discharged. This bond shall bear interest from December 16, 2015 or from the most recent Interest Payment Date on or prior to the date of this bond to which interest on the bonds of this series has been paid.

Dated:	AVISTA CORPORATION

By:
Name:
Title:

Attest:
Name:
Title:
TRUSTEE’S CERTIFICATE
This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.
Trustee

By:
Authorized Signatory

The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the seventh Business Day preceding each Interest Payment Date (each such date being herein called a “Record Date”); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and provided further that, so long as this Bond shall be held by (a) the original purchaser hereof under the Bond Purchase Agreement (as defined in the Fifty-eighth Supplemental Indenture referred to below) or (b) any other Institutional Investor (as defined in such Supplemental Indenture) that (i) is the direct or indirect transferee of this bond from such original purchaser and (ii) has made the same agreement relating to this bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on this Bond shall be payable in the manner specified in the Bond Purchase Agreement. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.
This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4.37% Series due 2045, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Fifty-eighth Supplemental Indenture, dated as of December 1, 2015 (the “Fifty-eighth Supplemental Indenture”), and, as so amended and supplemented, is herein called the “Mortgage”. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.
The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof. Each initial and subsequent holder of bonds of this series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the prospective amendments to the Original Mortgage set forth in the Fifty-eighth Supplemental Indenture.
The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.
As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.
The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.
In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
Prior to the Par Call Date (as hereinafter defined), the bonds of this series shall be redeemable in whole at any time or in part from time to time, at the option of the Company, upon notice mailed as provided in Section 52 of the Mortgage, at a redemption price equal to the greater of
(a)    100% of the principal amount of the bonds being redeemed, and
(b)    the sum of the present values of the remaining scheduled payments of principal of and interest (not including any portion of any scheduled payment of interest which accrued prior to the redemption date) on the bonds being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, plus, in the case of either (a) or (b) above, whichever is applicable, accrued interest on such bonds to the date of redemption.
On or after the Par Call Date, the bonds of this series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, upon notice mailed as aforesaid, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued interest on such bonds to the date of redemption.
“Par Call Date” means June 1, 2045.
“Treasury Yield” means, with respect to any redemption of the bonds of this series, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price. The Treasury Yield shall be calculated as of the third business day preceding the earlier of (a) the date notice of redemption is mailed to holders of bonds of this series and (b) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be, (the “Calculation Date”).
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds.
“Comparable Treasury Price” means (A) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the Calculation Date, as set forth in the H.15 Daily Update of the

Federal Reserve Bank of New York or (B) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for the Calculation Date.
“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15 (519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.
“Independent Investment Banker” means any independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the Calculation Date).
“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.
Except as provided above, the bonds of this series are not redeemable prior to their stated maturity date.
No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

ASSIGNMENT FORM
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint _________________ ________________, Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.
Dated: _________________
__________________________
[signature of assignor]
Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alternation or enlargement or any change whatsoever.

EXHIBIT E(1)
PROSPECTIVE AMENDMENT TO ORIGINAL MORTGAGE
The text of the generic description of property in the primary granting clause contained in the Original Mortgage, as proposed to be amended, is set forth below:
All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter expressly excepted) which the Company now owns or, subject to the provisions of Section 87 hereof, may hereafter acquire prior to the satisfaction and discharge of this Indenture, as fully and completely as if herein specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Indenture) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

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EXHIBIT E(2)
PROSPECTIVE AMENDMENT TO ORIGINAL MORTGAGE
The text of the proviso following the primary granting clause in the Original Mortgage, as proposed to be amended, is set forth below:
Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and hereby expressly excepted from the lien and operation of this Indenture viz.:  (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered hereunder or hereinafter covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged hereunder or hereinafter covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, drones, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code (or similar law) as in effect in the jurisdiction in which such property is located; and (6) any property released pursuant to any provisions of this Indenture and not disposed of by the Company and improvements, extensions and additions thereto and renewals and replacements thereof; provided, however, that the property and rights expressly excepted from the lien and operation of this Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII hereof by reason of the occurrence of a Completed Default as defined in said Article XII.

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EXHIBIT E(3)
PROSPECTIVE AMENDMENT TO ORIGINAL MORTGAGE
The text of the first paragraph of Section 4 of the Original Mortgage, as proposed to be amended, is set forth below:
Section 4. The term “Property Additions” shall mean plants, lines, pipes, mains, cables, machinery, transmission lines, pipe lines, distribution systems, service systems and supply systems, property, real or personal, and improvements, extensions, additions, renewals or replacements acquired by the Company by purchase, consolidation, merger, donation or in any other way whatsoever, subsequent to May 31, 1939, or made or constructed subsequent to May 31, 1939, or in the process of construction or erection in so far as actually constructed or erected subsequent to May 31, 1939, and used or useful or to be used in or in connection with the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity or gas for light, heat, power, refrigeration or other purposes. The term “Property Additions” shall not, however, include (1) any shares of stock, bonds, evidences of indebtedness or other securities or contracts, leases, or operating agreements, bills, notes, accounts receivable, or choses in action, or (2) except as herein otherwise specifically provided, going value, good will, franchises or governmental permits or licenses granted to or acquired by the Company, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto, or (3) any goods, wares, merchandise, equipment, materials or supplies held for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation of any of the properties of the Company, or (4) any lands, leases, gas rights, wells, gathering, tap or other pipe lines, or equipment, used principally and primarily for the production or gathering of natural gas, or (5) any property, the cost of acquiring, making or constructing which is chargeable under accepted principles of accounting to operating expenses, or (6) any property (whether or not listed above) that is excepted from, or otherwise not subject to, the lien of this Indenture.

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